Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 033-63489 and 333-141905) pertaining to the 401(k) Savings Plan of Intel Corporation of our report dated June 24, 2010, with respect to the financial statements and schedule of the Intel Corporation 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2009.
/s/ Ernst & Young, LLP
San Jose, California
June 24, 2010

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